UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1 to Form 8-K filed February 14, 2003

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2003

RBC CENTURA BANKS, INC.

(Exact name of registrant as specified in charter)

North Carolina	1-10646	56-1688522
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1417 Centura Highway, Rocky Mount, North Carolina	27804
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (252) 454-4400

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

RBC Centura Banks, Inc. (“RBC Centura”) filed a report on Form 8-K on February 14, 2003 regarding the consummation of its acquisition of RBC Mortgage Company (“RBC Mortgage”) on January 31, 2003. Items 7(a) and 7(b) of Form 8-K require certain financial statements and pro forma financial information to be filed. However, as allowed by the applicable rules, RBC Centura reported that required financial information and pro forma financial statements would be filed no later than 75 days after the consummation of the transaction. In fulfillment of that commitment, RBC Centura is filing herewith the following financial statements and pro forma financial statements.

Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.

(a)	Financial Statements of Business Acquired:

Report of Independent Accountants

Consolidated Balance Sheet for RBC Mortgage as of December 31, 2002

Consolidated Statement of Income for RBC Mortgage for the year ended December 31, 2002

Consolidated Statement of Changes in Stockholder’s Equity for RBC Mortgage for the year ended December 31, 2002

Consolidated Statement of Cash Flows for RBC Mortgage for the year ended December 31, 2002

Notes to Consolidated Financial Statements

(b)	Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002

Unaudited Pro Forma Notes to the Pro Forma Condensed Consolidated Financial Statements

Report of Independent Accountants

To the Board of Directors and Stockholder

of RBC Mortgage Company:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, changes in stockholder’s equity and cash flows present fairly, in all material respects, the financial position of RBC Mortgage Company and its subsidiaries (the “Company”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

March 28, 2003

Chicago, Illinois

RBC Mortgage Company and Subsidiaries

Consolidated Balance Sheet

December 31, 2002

(In Thousands)

ASSETS
Cash and cash equivalents	$75,234
Mortgage loans held for sale	1,572,098
Construction loans	594,097
Loan fees and other receivables, net	86,487
Furniture, fixtures and equipment, net	12,378
Goodwill and intangible assets, net	107,800
Other assets	28,032
Due from affiliates	10,736

Total assets	$2,486,862

LIABILITIES AND STOCKHOLDER’S EQUITY
Warehouse lines of credit	$1,565,856
Unsecured line of credit	633,287
Commissions payable	11,046
Accounts payable	4,640
Accrued interest payable	580
Accrued expenses and other liabilities	58,612
Due to affiliate	39,615

Total liabilities	2,313,636

Stockholder’s equity:
Common stock, no par value; 20,000 shares authorized; 15,000 shares issued and outstanding	—
Additional paid-in capital	119,748
Retained earnings	53,478

Total stockholder’s equity	173,226

Total liabilities and stockholder’s equity	$2,486,862

The accompanying notes are an integral part of the financial statements.

RBC Mortgage Company and Subsidiaries

Consolidated Statement of Income

For the Year Ended December 31, 2002

(In Thousands)

Revenues:
Loan origination income	$259,577
Net premium income	5,203
Loan related fees	72,807
Interest income, net of interest expense of $28,528	82,726
Other income	19,269

439,582

Expenses:
Commissions	171,595
Loan-related expenses	67,029
Salaries and benefits	103,317
General and administrative expenses	47,871
Depreciation and amortization	4,868

394,680

Income before income taxes	44,902
Provision for income taxes	18,274

Net income	$26,628

The accompanying notes are an integral part of the financial statements.

RBC Mortgage Company and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity

For the Year Ended December 31, 2002

(In Thousands)

	Shares	Amount
Common stock:
Balance at beginning of period	15,000	$—
Balance at end of period	15,000	—

Additional paid-in capital:
Balance at beginning of period		118,990
Capital contributions		758

Balance at end of period		119,748

Retained earnings (accumulated deficit):
Balance at beginning of period		26,850
Net income		26,628

Balance at end of period		53,478

Total stockholder’s equity	15,000	$173,226

The accompanying notes are an integral part of the financial statements.

RBC Mortgage Company and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2002

Cash flows from operating activities:
Net income	$26,628
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	4,868
Provision for loan and servicing losses	5,750
Proceeds from sales of loans	21,514,735
Loans originated	(21,999,831)
Mortgage Servicing Rights impairment	2,609
Mortgage Servicing Rights amortization	987
Loss on sale of servicing	1,138
Deferred tax	12,039
Changes in assets and liabilities, net of acquisitions:
Loan fees and other receivables, net	(61,695)
Other assets	(4,109)
Due from affiliates	(5,727)
Commissions payable	2,655
Accounts payable	(6,658)
Accrued interest payable	(3)
Accrued expenses and other liabilities	(24,335)
Due to affiliate	368

Net cash (used in) operating activities	(530,581)

Cash flows from investing activities:
Purchase of furniture, fixtures and equipment, net	(4,993)
Net cash paid for acquisitions	(4,043)
Mortgage Servicing Rights capitalized	(31,888)
Mortgage Servicing Rights sold	14,365
Construction loan originations, net	(219,772)

Net cash (used in) investing activities	(246,331)

Cash flows from financing activities:
Borrowings on warehouse line of credit, net	521,928
Borrowings on unsecured line of credit, net	274,337
Capital contribution	758

Net cash provided by financing activities	797,023

Net increase in cash and cash equivalents	20,111
Cash and cash equivalents:
Beginning of period	55,123

End of period	$75,234

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest (net of amount capitalized)	$28,528
Income taxes	$19,011

Then accompanying notes are an integral part of the financial statements.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business

RBC Mortgage Company and its subsidiaries, formerly known as Prism Mortgage Company (collectively the “Company” or “RBC Mortgage”) is a retail mortgage banking company primarily engaged in the business of originating, selling and brokering residential mortgage loans as well as originating and servicing residential construction real estate loans. The Company operates as both (1) a mortgage banker, underwriting, closing and funding loans, and (2) a mortgage broker, selling the loan products of other lenders. The Company also uses its direct consumer access to sell mortgage related products, including credit reports, flood certifications, appraisal management, mortgage insurance and title insurance services.

The Company is a wholly-owned subsidiary of Prism Financial Corporation (“Prism Financial”), which is wholly-owned by Royal Bank of Canada (“Royal Bank”).

Certain prior year amounts have been reclassified to conform to current year presentation. The reclassifications had no effect on net income or stockholder’s equity.

2.	Significant Accounting Policies

Basis of Financial Statement Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Pacific Guarantee Mortgage (“PGM”), Mortgage Market, Inc. (“MMI”), Lenders Mortgage Services L.L.C. (“LMS”), and Illinois Guaranty Title L.L.C. (“IGT”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all demand deposits and money market fund investments with original maturities of 90 days or less to be cash equivalents. The Company invests daily excess cash in money market funds through a sweep mechanism. Included in cash and cash equivalents is approximately $5.9 million of escrow cash held on behalf of customers.

Loans Held for Sale

The Company intends to sell all of the loans it originates, generally within 60 days after closing. Loans held for sale consist primarily of mortgage loans made to individuals that are collateralized by residential real estate. As of December 31, 2002, the Company qualified for hedge accounting under FAS 133. In accordance with FAS 133, loans that are determined to be hedge effective are carried at market value. Loans that are determined to be hedge ineffective are carried at lower of cost or market. Market value is determined based on the contractually established prices at which the loans will be sold, or if the loans are not committed for sale, current market prices for loans with similar characteristics.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

Construction Loans

Construction loans consist primarily of development loans made to individuals that are collateralized by residential real estate. Construction loans are carried at cost. The life cycle of construction loans is typically six months, after which the aggregate loan is paid off with permanent mortgage financing.

Loan Fees Receivable

Loan fees receivable represent fees on brokered loans which have closed, but for which the Company has not yet received the loan origination fees due from borrowers or investors.

Furniture, Fixtures and Equipment, Net

Furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives, generally five years.

Goodwill and Intangible Assets, Net

Intangible assets are primarily comprised of goodwill, representing the excess of the purchase price over the fair value of the identifiable net assets acquired at the date of acquisition. The Company adopted SFAS 142, Goodwill and Other Intangible Assets, effective January 2002. In accordance with SFAS 142, the Company ceased amortizing goodwill. The Company also tested the goodwill for impairment as of December 31, 2002. In management’s opinion, no impairment of goodwill exists at December 31, 2002.

Mortgage Servicing Rights (“MSRs”)

The rights to service mortgage loans for others are included in goodwill and other intangibles on the consolidated balance sheet. Capitalization of the allocated cost of MSRs based on the relative fair value occurs when the underlying loans are sold and servicing is retained. Capitalized MSRs are carried at the lower of cost or market value. Capitalized MSRs are amortized in proportion to and over the period of estimated net servicing income using a method that is designed to approximate a level-yield method, taking into consideration the estimated prepayment of the underlying loans. MSRs are evaluated periodically for impairment based on the excess of the carrying amount of such rights over their fair value. To determine fair value, MSRs are stratified on the basis of certain risk characteristics including servicing fee, maturity, interest rate, repricing index, etc. Expected cash flows are determined by applying prepayment estimates to the contractual term of the serviced loans. The fair value is estimated by discounting these cash flows through the serviced loan’s expected maturity date. The discount rate used is based on market yields and includes a risk premium reflecting the credit and interest rate risk inherent in each strata of servicing rights. Cash flows and fair values are calculated over a broad range of possible interest rate paths that are based on market volatility estimates, with the reported fair value representing the average value for those interest rate paths. During 2002, the Company capitalized $31.9 million of MSRs. During 2002, the Company sold MSRs for $14.4 million and had $1.0 million of MSR amortization and $2.6 million of MSR impairment. There was a $1.1 million realized loss recorded on the sale of these MSRs. As of December 31, 2002, the Company had an outstanding MSR balance of $12.8 million.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

Recourse Liability

In accordance with FAS 140, RBC Mortgage has established a recourse liability to record expected losses resulting from the sale of loans with recourse. These losses result from early payoffs, early payment defaults, indemnification, and uninsured sold loans. As of December 31, 2002, the Company has a recourse liability of $5.3 million included in accrued expenses and other liabilities.

Loan Origination Income

For brokered loans, revenues consisting of loan origination, processing and application fees are recognized at the time of closing. For loans funded by the Company, loan origination, processing and application fees received are recorded as an adjustment to the cost basis of the loans and are recognized when the mortgages are sold to investors.

Net Premium Income

Net premium income represents the difference between the sales price and the allocated cost basis of the loans sold to investors, which is the par value of the loan plus the premium paid to the origination source of the loan. Loans and servicing rights are generally sold to investors within 60 days of initial closing. Net premium income also includes the mark-to-market of the Company’s loan commitments, forward contracts and loans held for sale in accordance with FAS 133.

Loan-Related Fees and Expenses

Loan-related fees consist of application, documentation and processing fees paid by borrowers. Nonrefundable fees and certain direct costs associated with originating or acquiring loans are deferred and recorded as an adjustment to the cost basis of the loan until the loan is sold.

Net Interest Income

Net interest income primarily consists of the net difference between interest received on the Company’s mortgage loans and the interest expense paid under the Company’s credit facilities.

Income Taxes

The Company is included in the consolidated tax return of Prism Financial. The Company receives or makes payments in connection with the income tax expense or benefit resulting from the current year’s operations calculated on a separate return basis. These payments are included in due to or due from affiliates, as appropriate.

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period of enactment.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

Derivative Financial Instruments

Effective, January 1, 2001, the Company adopted SFAS 133, Accounting for Derivative Instruments and Hedging Activities. In accordance with FAS 133, all loan commitments and forward contracts were recorded at market value with unrealized gains and losses recorded in net premium income. The market value of the forwards and loan commitments are recorded in either other assets or other liabilities, as appropriate.

The Company enters into derivative instruments as part of its hedging activities. These derivative instruments are used as part of the Company’s risk management policy to hedge commitments to fund mortgage loans and mortgage loans held for sale (see Note 11 - Derivative Financial Instruments).

Net Working Capital

The Company prepares its consolidated financial statements using an unclassified balance sheet presentation, as is customary in the mortgage industry. A classified balance sheet presentation would have aggregated current assets, current liabilities and net working capital as follows:

December 31, 2002
(in thousands
Current assets	$2,365,635
Current liabilities	(2,311,525)

Net working capital	$54,110

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, which requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS No. 141 specifies that certain acquired intangible assets in a business combination be recognized as assets separately from goodwill. Additionally, it requires the Company to evaluate its existing intangible assets and goodwill and to make any necessary reclassifications in order to conform with the purchase method of accounting requirement for all future business combinations completed after June 30, 2001. The Company adopted the provisions of SFAS No. 141 on January 1, 2002 without material impact to its financial position.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill no longer be amortized but instead be tested for impairment at least annually. The impairment test requires a comparison of the fair value of the reporting unit to its carrying amount, including goodwill. A reporting unit is an operating segment or one level below an operating segment as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Additionally, SFAS No. 142 requires that other intangible assets with an indefinite useful life should not be amortized. Otherwise, other intangible assets with finite useful life are still subject to amortization but shall be reviewed for impairment in accordance with the guidelines of SFAS No.121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The Company adopted the provisions of SFAS No. 142 on January 1, 2002 without material impact to its financial position.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and any associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company will adopt this accounting standard on January 1, 2003 as required, and does not expect any material impact to its financial position.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Because SFAS 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under Opinion 30, two accounting models existed for long-lived assets to be disposed of. The FASB decided to establish a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The Company adopted this accounting standard on January 1, 2002 as required, without material impact to its financial position.

In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which expands previously issued accounting guidance and requires additional disclosure by a guarantor in its interim and annual financial statements issued after December 15, 2002 for certain guarantees. FIN 45 requires the recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Through various agreements with investors, the Company may be required to repurchase originated loans or related premium where mortgage loans are prepaid or default within 120 days. The impact of adopting this standard was immaterial. At December 31, 2002 the maximum potential amount of future payments under guarantees was $435.0 million.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

3.	Acquisitions

In April 1999, the Company acquired First City Financial Corp. (“First City”), a Denver-based mortgage banking company, for approximately $1.8 million in cash, net of approximately $950,000 in cash acquired in the transaction. The purchase agreement provides for contingent consideration in each of the five years following the acquisition based on First City’s net income in each of those five years. In 2002, a payment was made to the First City Corporation, the former shareholder of First City Financial Corporation, for $550,000 in full satisfaction of all remaining obligations under the Purchase Agreement.

In September 1999, a newly formed subsidiary of the Company acquired Valley Financial Corporation (“Valley Financial”), a division of the National Bank of the Redwoods, a leading mortgage banker and broker in northern California, for approximately $600,000 in cash, net of approximately $650,000 acquired in the transaction. The purchase agreement provides for contingent consideration in each of the seven years following the acquisition based on Valley financials after tax net income, if any, in each of the seven years. In 2002, the Company paid $720,118 in additional consideration. The amount of future contingent consideration, if any, for the next two years, cannot currently be determined.

In September 1999, a newly formed subsidiary of the Company acquired substantially all of the assets of Mortgage Express, Inc. (“Mortgage Express”), a mortgage brokerage business in Florida, for approximately $950,000 in cash, net of approximately $250,000 in cash acquired in the transaction. The purchase agreement provides for contingent consideration in each of the seven years following the acquisition based on the after tax net income of Mortgage Express, if any, in each of those seven years. In 2002, the Company paid approximately $1,137,000 in additional consideration. The amount of future contingent consideration, if any, for the next four years, cannot currently be determined.

In September 2000, RBC acquired the assets of the Homebuilder Division of Amresco, Inc. totaling $123 million, net of assumed liabilities (approximate fair value). Ten percent of the purchase price was withheld as a holdback reserve. This amount is payable over 18 months from the original purchase date and is included in other liabilities. As a result of this acquisition, the Company recorded goodwill of approximately $280,000.

On January 5, 2001, a newly-formed subsidiary of the Company acquired substantially all of the assets of ACF Partners, (“Americorp”), a mortgage broker and banker located in California, for approximately $6,000,000 in cash. The total assets purchased nearly equaled the total of the liabilities assumed. The purchase agreement provides for contingent consideration in each of the seven years following the acquisition based on the after tax net income of Americorp, if any, in each of those seven years. In 2002, the Company paid approximately $1,734,000 in additional consideration. The amount of contingent consideration, if any, for the next seven years, cannot currently be determined.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

During 2002, the Company recorded additional goodwill of approximately $4.0 million related to contingent consideration paid for prior acquisitions.

Each of the Company’s acquisitions discussed above has been accounted for using the purchase method of accounting. Accordingly, the accompanying consolidated statements of income do not include any revenues or expenses of the acquired companies prior to the respective closing dates of the acquisitions.

4.	Related Party Transactions

The Company has a working capital loan from its parent company, Prism Financial. The balance of this loan was $39.6 million at December 31, 2002, and is included in due to affiliate.

During 2002, the Company maintains several lines of credit from Royal Bank. See Note 7 – Warehouse Lines of Credit and Other Short-term Borrowings.

The Builder Finance Group (“Builder Finance”), a division of RBC Mortgage, provides loan servicing to RBC Centura Banks, Inc. (“RBC Centura”) for certain commercial construction loans. Builder Finance is compensated at a market rate, which is applied to the total committed loan value at the end of each month. Revenue generated by this servicing activity during 2002 amounted to $2.6 million.

RBC Centura, a subsidiary of the Royal Bank, provided loan servicing to RBC Mortgage for retail mortgage loans. During 2002, RBC Mortgage recorded $910,644 in servicing expense to RBC Centura. At December 31, 2002, RBC Centura serviced a total of $2.4 billion of loans for RBC Mortgage.

During 2002, RBC Centura began purchasing Adjustable Rate Mortgage loans (“ARMs”) from RBC Mortgage. Loans purchased by RBC Centura amounted to $528.7 million and were purchased at market prices prevailing at the time of sale. During 2002, RBC Centura also established a best efforts contractual relationship with RBC Mortgage, whereby RBC Mortgage agreed to purchase conforming residential mortgages originated by RBC Centura (“best effort locks”). At December 31, 2002 RBC Centura had best effort locks with RBC Mortgage totaling $157.0 million.

These transactions are done on an arms-length basis and any gains or losses are recognized by the Company.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

5.	Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consisted of the following at December 31, 2002:

December 31, 2002
(in thousands)
Furniture and equipment	$6,040
Leasehold improvements	2,173
Computer equipment and software	21,742

29,955
Less accumulated depreciation	17,577

Total	$12,378

Depreciation and amortization expense for the year ended December 31, 2002 was $4,868,000.

6.	Other Assets

Other assets as of December 31, 2002 were comprised of the following:

December 31, 2002
(in thousands)
Notes and interest receivable	$788
Security deposits	442
Prepaid expenses	1,320
Investment in options	133
Interest rate lock commitments	23,768
Forward contracts	—
Deferred compensation, net	517
Deferred tax assets	—
Other	1,064

$28,032

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

7.	Warehouse Lines of Credit and Other Short-Term Borrowings

Prior to 2001, the Company had one secured and one unsecured line of credit with its ultimate parent, Royal Bank, which were used for warehousing loans prior to sales to investors. In April 2001, the Company added one additional secured and one additional unsecured warehouse line with RBF Limited Partnership, a company formed by Royal Bank. In 2002, the Company added two additional unsecured lines of credit with Royal Bank, a warehouse line and a line to fund its operations.

The weighted average interest rate of the secured facilities in 2002 was 2.21%. Under the terms of the Mortgage Origination Warehouse Facility, borrowings have no stated maturity other than the repayment of obligations coincident with the principal payments of the underlying loans. Mortgage loans held for sale are pledged as collateral on these lines of credit. Upon the sales of the mortgage loans, the warehouse lines of credit are repaid. These agreements contain various financial covenants, and as of December 31, 2002, the Company was in compliance with all covenants relating to these outstanding lines of credit.

December 31, 2002
(in thousands)
Advances under $1,550,000,000 Mortgage Origination Warehouse Facility, paying monthly interest at the Federal funds rate plus .445%, expiring April 25, 2003	$1,315,856
Advances under $250,000,000 Mortgage Origination Warehouse Facility, paying monthly interest at the 3-month Libor rate plus .295%, expiring April 25, 2006	250,000
Advances under $157,000,000 unsecured line of credit, paying monthly interest at the 1-month Libor rate plus .54%, expiring April 1, 2003	62,287
Advances under $243,000,000 unsecured line of credit, paying quarterly interest at the 3-month Libor rate plus .54%, expiring April 1, 2006	243,000
Advances under $275,000,000 unsecured line of credit, paying monthly interest at the 1-month Libor rate plus .54%, expiring February 16, 2003	275,000
Advances under $53,000,000 unsecured line of credit, paying monthly interest at the Federal funds rate plus .75%, expiring March 15, 2003	53,000

Total	$2,199,143

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

8.	Lease Commitments

The Company leases its offices under various noncancelable agreements that expire through 2007 and require various minimum annual rental payments. The Company also leases office equipment under operating leases expiring through 2005. The total future minimum lease payments under these leases are as follows:

December 31, 2002
(in thousands)
2003	$5,080
2004	2,522
2005	863
2006	447
Thereafter	253

Total	$9,165

Total expense under all operating leases for 2002 was $11,300,133.

9.	Off-Balance-Sheet Risk and Contingencies

The Company enters into commitments to fund home equity lines of credit and construction loans in the normal course of business. No value is assigned to the unused commitments since they are commitments to lend at market rates tied to short-term indices. Total unused lines of credit totaled $372.0 million at December 31, 2002.

10.	Litigation

The Company is a defendant in a number of legal proceedings arising in the normal course of business. Management believes, based on the opinion of legal counsel, that the final disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

11.	Derivative Financial Instruments

The Company uses interest rate lock commitments (“IRLCs”), forward contracts and treasury options in the normal course of its business to reduce its exposure to fluctuations in interest rates. Derivatives with a positive fair value at year-end, representing a receivable from a counterparty, have been classified as other assets. Derivative instruments with a negative fair value at year-end, representing a payable to a counterparty, have been classified as other liabilities. The purpose and accounting for these derivative instruments are discussed below.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

Commitments to Fund Mortgage Loans

The Company regularly enters into commitments to fund mortgage loans at a future date, subject to compliance with stated conditions. The commitments, if funded, are collateralized primarily by residential real estate. The obligation to lend may be voided if the customer’s financial condition deteriorates or if the customer fails to meet certain conditions. Commitments to originate mortgage loans do not necessarily reflect future cash requirements since some of the commitments will not be drawn upon before expiration. The total contract amount for commitments to fund mortgage loans as of December 31, 2002 was $1.6 billion. In accordance with FAS 133, IRLCs for mortgages held for sale are derivatives. IRLCs are recorded in the balance sheet at the fair value with the offsetting entries being recorded to net premium income. Upon the closing of the mortgage loan, the cost basis of that mortgage loan is adjusted by the derivative asset or liability. The estimated fair value of these commitments as of December 31, 2002 was approximately $23.8 million.

The Company evaluates each customer’s credit-worthiness and obtains appraisals to support the value of the underlying collateral. Commitments to originate mortgage loans have off-balance-sheet risk to the extent the Company does not have matching commitments to sell loans. In a changing interest rate environment, the Company is exposed to market valuation adjustments. The Company reduces interest rate exposure by limiting these commitments to varying periods of 60 days or less.

In order to offset the risk that a change in interest rates will result in a decrease in the value of the Company’s current mortgage loan inventory or its loan commitments, the Company enters into either forward contracts or whole-loan sale commitments with third parties. The Company’s hedging policies generally require that the maximum portion of its committed pipeline that may close be hedged with forward contracts for the delivery of loans or options on treasury securities. The mortgage loans that are to be delivered under these contracts are fixed or adjustable-rate, corresponding with the composition of the Company’s inventory and committed pipeline. At December 31, 2002, the Company had open forward commitments with a total notional amount of approximately $2.3 billion, to sell mortgage loans with varying settlement dates not extending beyond 60 days. The estimated fair value of these forward contracts as of December 31, 2002 was $(30.1) million. At December 31, 2002, the Company had investments in options with a fair value totaling approximately $133,000.

A portion of the Company’s forward contracts and treasury options are designated as hedging mortgage loans held for sale. The portion not so designated are classified as trading derivatives and are recorded in the balance sheet at their market value with changes in value being recognized currently in earnings.

For the year ended December 31, 2002, the Company recognized a pretax loss of $2.4 million related to the ineffective portion of its fair value hedges.

While the Company does not anticipate nonperformance by any counterparty, it is exposed to potential credit losses in the event of nonperformance by the counter parties to the various instruments. The Company manages credit risk with respect to forward contracts and whole-loan sale commitments by entering into agreements with entities approved by senior management. These entities include Wall Street firms having primary dealer status, money center banks and other nationally recognized financial institutions.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

The Company’s exposure to credit risk relating to forward contracts in the event of default by the counterparty is the difference between the contract price and the current market price. Since the Company only purchases options that allow it, at its option, to purchase or sell a financial instrument, the exposure of the Company at any time is limited to the premium paid to purchase the option.

12.	Employee Benefits

Defined Contribution Retirement Plan

The Company has a defined contribution retirement plan covering substantially all employees. Participants may elect to contribute a percentage of their annual compensation up to limits established by the Internal Revenue Service. The Company may, at its discretion, make contributions to the plan. In 2002, the Company matched 3% of employees contributions to the 401K plan resulting in expenses of $1.9 million.

Profit Sharing Plan

On January 31, 1998, the Company adopted a profit sharing plan. Under this plan, the Company awards qualified employees a specified number of incentive share units (“ISUs”), contingent upon reaching predefined performance goals over a period of three years. The Company deemed these goals to be met as of January 2000. The maximum total award, which could be paid out under the plan, is $2.5 million, which was fully accrued for in 2000. Payments of $1.7 million were made in 2001. The remaining $800,000 was paid out in 2002.

13.	Income Taxes

Income tax for the years ended December 31, 2002 consisted of the following:

December 31, 2002
(in thousands)
Current:
Federal	$5,036
State	1,199
Deferred:
Federal	9,725
State	2,314

$18,274

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

The reconciliation of the income tax expense computed using the federal statutory rate of 35 percent to the income tax expense as reflected in the financial statements is as follows for the year ended December 31, 2002:

December 31, 2002
(in thousands)
Computed “expected” tax from continuing operations	$15,716
State and local income taxes, net of federal income taxes	2,151
Permanent differences, net	407

Income tax expense	$18,274

The tax effects of temporary differences and carry forwards that give rise to deferred tax assets and liabilities at December 31, 2002 were as follows:

December 31, 2002
(in thousands)
Deferred tax assets:
Allowance for loan and servicing losses	$5,026
Accrued expenses and other	3,176
Deferred compensation	99

Total deferred tax asset	8,301
Deferred tax liabilities:
Mark to market	5,116
Mortgage Servicing Rights	4,941
Deferred compensation	—
Depreciation and amortization	2,914

Total deferred tax liability	12,971

Net deferred tax asset (liability)	$(4,670)

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that any portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

14.	Concentration Risk

The Company has over 250 branches located in 31 states, which principally originate or purchase residential first and second mortgage loans. As of December 31, 2002, approximately 30% and 10% of total originations were originated in California and Illinois, respectively.

In 2002, the Company sold approximately 77% of its loan production to three investors.

15.	Estimated Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. When possible, the Company uses quoted market prices to determine fair value. Where quoted market prices are not available, the fair value is internally derived based upon management’s estimates with respect to the amount and timing of future cash flows and estimated discount rates. The estimates below are only indicative of individual financial instrument fair values and should not be considered an indication of the fair value of the Company taken as a whole.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2002.

	Carrying Amount	Estimated Fair Value
	(in thousands)
Financial assets:
Cash and cash equivalents	$75,234	$75,234
Mortgage loans held for sale	1,572,098	1,574,471
Loan fees and other receivables, net	86,487	86,487
Construction loans	594,097	594,097
Forward Contracts	—	—
Interest rate lock commitments	23,768	23,768
Investment in options	133	133
Financial liabilities:
Warehouse lines of credit	1,565,856	1,565,856
Unsecured line of credit	633,287	633,287
Forward contracts	30,061	30,061
Interest rate lock commitments	—	—

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•	The estimated fair value for cash and cash equivalents, loan fees and other receivables, construction loans, warehouse lines of credit and unsecured lines of credit approximate carrying amounts due to the relatively short-term period of time between the origination of the instrument and its expected realization, and/or due to the short-term floating interest rates on the receivables or borrowings.

•	The estimated fair values for mortgage loans held for sale is determined based on contractually established commitments from investors or market quotes.

•	No value is assigned for unfounded commitments to extend credit as these primarily represent commitments to lend at market rates tied to short-term indices.

•	The estimated fair values derivative instruments, which are included in other assets and other liabilities, are determined based on market quotes. The estimated fair values of other components of other assets and other liabilities approximate their carrying amounts due to the relatively short period of time that they are generally held.

RBC Mortgage Company and Subsidiaries

Notes to Consolidated Financial Statements, Continued

16.	Subsequent Events

On January 29, 2003, RBC Mortgage paid a dividend to its parent company, Prism Financial Corporation in the amount of $62.5 million. On January 30, 2003 Prism Financial Corporation made a capital contribution to RBC Mortgage in the amount of $62.5 million.

On February 1, 2003, Prism Financial Corporation transferred 100% of the ownership of RBC Mortgage to RBC Centura Banks, Inc. in exchange for 185.8 million shares of RBC Centura Banks, Inc.

Pro forma Financial Statements

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2002

(Unaudited)

(Dollars in thousands)

	RBC Centura	RBC Mortgage		Pro Forma Adjustments	RBC Centura, and RBC Mortgage Pro Forma Combined
ASSETS
Cash and Due from banks	$345,380	$52,470		—	$397,850
Due from banks, interest bearing	15,727	22,764		—	38,491
Federal funds sold	53,497	—		—	53,497
Investment Securities:
Available for sale (cost of $4,667,938)	4,798,130	—		—	4,798,130
Held to maturity (fair value of $16,947)	16,632	—		—	16,632
Loans	8,006,629	598,719		—	8,605,348
Less: allowance for loan loss	120,800	4,622		—	125,422

Net loans	7,885,829	594,097		—	8,479,926
Mortgage loans held for sale	576,281	1,572,098	(b)	(7,688)	2,140,691
Bank premises and equipment	174,530	12,378		—	186,908
Goodwill and intangibles	1,547,358	107,800		—	1,655,158
Other assets	502,989	125,255		—	628,244

Total assets	$15,916,353	$2,486,862		$(7,688)	$18,395,527

LIABILITIES
Deposits:
Demand, noninterest bearing	$1,380,627	—		—	$1,380,627
Interest-bearing	5,812,427	—		—	5,812,427
Time deposits over $100	829,416	—		—	829,416

Total deposits	8,022,470	—		—	8,022,470
Borrowed funds	2,157,799	2,238,758		—	4,396,557
Long-term debt	2,990,966	—		—	2,990,966
Other liabilities	304,417	74,878	(b)	(3,036)	376,259

Total liabilities	13,475,652	2,313,636		(3,036)	15,786,252
SHAREHOLDER’S EQUITY
Common stock, no par value, 2,500,000,000 shares authorized; shares issued and pro forma outstanding of 2,405,463,097 as of December 31, 2002	2,357,190	—	(a)	119,748	2,476,938
Additional paid in capital	—	119,748	(a)	(119,748)	—
Accumulated other comprehensive loss	56,928	—		—	56,928
Retained earnings	26,583	53,478	(b)	(4,652)	75,409

Total shareholder’s equity	2,440,701	173,226		(4,652)	2,609,275

Total liabilities and equity	$15,916,353	$2,486,862		$(7,688)	$18,395,527

See Notes to Pro Forma Condensed Financial Information.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

(Unaudited)

(thousands)	RBC Centura	RBC Mortgage		Pro Forma Adjustments	RBC Centura, and RBC Mortgage Pro Forma Combined
INTEREST INCOME
Loans, including fees	$449,497	$47,389		—	$496,886
Investment Securities:
Taxable	217,402	—		—	217,402
Tax-exempt	608	—		—	608
Short-term investments	594	536		—	1,130
Mortgage loans held for sale	17,503	86,319		—	103,822

Total interest income	685,604	134,244		—	819,848
INTEREST EXPENSE
Deposits	128,146	—		—	128,146
Borrowed Funds	31,155	40,499		—	71,654
Long-term debt	88,180	—		—	88,180

Total interest expense	247,481	40,499		—	287,980

NET INTEREST INCOME	438,123	93,745		—	531,868
Provision for loan losses	42,986	2,453		—	45,439

Net interest income after provision	395,137	91,292		—	486,429
NONINTEREST INCOME
Service charges on deposits	67,821	—		—	67,821
Credit cards and related fees	9,407	—		—	9,407
Other service charges, commissions, fees	26,409	—		—	26,409
Fees for trust services	8,674	—		—	8,674
Mortgage income	19,565	237,002	(b),(c)	(10,271)	246,296
Cash surrender value of executive life insurance	13,626	—		—	13,626
Other noninterest income	12,230	6,501		—	18,731
Securities gains, net	10,818	—		—	10,818

Total noninterest income	168,550	243,503		(10,271)	401,782

NONINTEREST EXPENSE
Personnel	202,211	237,154		—	439,365
Occupancy	31,601	11,814		—	43,415
Equipment	26,952	7,630		—	34,582
Foreclosed real estate and related operating expense, net	2,899	—		—	2,899
Merger-related and other significant charges	3,777	—		—	3,777
Goodwill and intangible amortization	28,448	41		—	28,489
Intercompany charges from related parties	15,008	—	(c)	(2,583)	12,425
Other operating expense	108,261	33,254		—	141,515

Total noninterest expense	419,157	289,893		(2,583)	706,467

Income before income taxes	144,530	44,902		(7,688)	181,744
Income taxes	44,222	18,274	(b)	(3,036)	59,460

NET INCOME	$100,308	$26,628		$(4,652)	$122,284

See Notes to Pro Forma Condensed Financial Information.

RBC Centura Banks, Inc.

Notes to Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed

Consolidated Statement of Operations

As of and for the year ended December 31, 2002

(unaudited)

(1)	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2002, and the unaudited pro forma condensed consolidated statement of operations for the year then ended (“unaudited pro forma consolidated financial statements”), have been prepared using the following information:

a)	Audited consolidated balance sheet of RBC Centura as of December 31, 2002 and the audited consolidated statement of operations for the year then ended.

b)	Audited consolidated balance sheet of RBC Mortgage as of December 31, 2002, and the audited consolidated statement of income for the year then ended are included herein.

Certain of the financial statement items of RBC Mortgage have been reclassified to conform to the presentation format of RBC Centura.

The unaudited pro forma consolidated financial statements are not intended to reflect the financial position or the results of operations that would have actually resulted had the transaction been effected on January 1, 2002 or the results which may be obtained in the future.

(2)	Pro Forma Assumptions

For purposes of these unaudited pro forma consolidated financial statements, the financial position and the results of operations of RBC Centura and RBC Mortgage have been combined to give effect to RBC Centura’s acquisition of 100% of the common shares of RBC Mortgage as if the transactions described below had occurred using the following assumptions on December 31, 2002 for the unaudited pro forma condensed consolidated balance sheet presented and on January 1, 2002 for the unaudited pro forma condensed consolidated statement of operations.

a)	Due to the fact that RBC Centura and RBC Mortgage were under common control at the time of the RBC Mortgage merger, the transfer of the assets and liabilities of RBC Mortgage are accounted for at historical cost in a manner similar to a pooling of interests. The historical results of RBC Mortgage have been combined with those of RBC Centura for all periods presented.

b)	RBC Mortgage was a company wholly-owned by Royal Bank of Canada (“Royal Bank”) engaged in the business of originating, selling and brokering residential mortgage loans. RBC Centura issued approximately 186 million shares of its common stock to an indirect wholly-owned subsidiary of Royal Bank to effect the combination and acquired the common stock of RBC Mortgage. RBC Centura simultaneously contributed the shares of RBC Mortgage to RBC Centura Bank (the “Bank”) in exchange for additional common shares of the Bank such that RBC Mortgage became a wholly-owned subsidiary of the Bank. Further, the assets that comprised the Builder Finance division of RBC Mortgage were transferred to the Bank from RBC Mortgage through a dividend, becoming a division of the Bank.

(3)	Pro Forma Adjustments

The pro forma adjustments contained in these unaudited pro forma consolidated financial statements are based on estimates and assumptions made by management of RBC Centura based on available information. The following adjustments have been made to reflect the following:

a)	RBC Centura’s acquisition of 100% of the common shares of RBC Mortgage, as described in note 2 (b) above.

b)	To eliminate intercompany sales of loans between RBC Mortgage and RBC Centura.

c)	To eliminate intercompany servicing fees between RBC Mortgage and RBC Centura.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RBC CENTURA BANKS, INC. Registrant

Date: April 15, 2003	By:	/s/ PAUL S. MUSGROVE
Paul S. Musgrove Chief Financial Officer